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                                                                        EX-10.29

                     SECOND AMENDMENT TO SUBLEASE AGREEMENT

     This Second Amendment (the "Amendment") is dated for reference purposes this 6th day of March, 2002, and amends that certain Sublease Agreement dated March 30, 2001 made by and between F5 Networks, Inc., a Washington corporation, as Sublandlord, and Cell Therapeutics, Inc., a Washington corporation, as Subtenant, as previously amended by the First Amendment dated April 13, 2001 (collectively, "Sublease"). The capitalized terms in this Amendment shall have the meaning given to those same terms in the Sublease, unless a different meaning has been provided herein

NOW, THEREFORE, the parties hereby amend the Sublease as follows:

1. Area 2A. Effective July 15, 2002, the Subleased Premises shall include Area 2A, comprising 14,666 rentable square feet on the second floor. The Commencement Date for Area 2A shall be July 15,2002, and the Rent Commencement Date for Area 2A shall be August 1, 2002. Subtenant has had an opportunity to inspect Area 2A and accepts Area 2A in its current, "AS-IS" condition. All other terms and conditions of the Sublease shall apply to Area 2A the same as other portions of the Subleased Premises, including, but not limited to the Expiration Date.

2. Base Rent and Operating Expenses. The Base Rent for Area 2A shall be as stated in Section 3.1 (b) of the Sublease. Effective July 15, 2002 when Area 2A is included as part of the Premises, Subtenant will have leased the entire Building and Subtenant's proportionate share for purposes of calculating Additional Rent shall be 100%, all as provided in Section 3.2 of the Sublease.

3. Miscellaneous. In the event of any conflict between the terms of this Amendment and the Sublease, this Amendment shall control. The parties hereby ratify and confirm their obligations under the Sublease as amended by this Amendment. This Amendment and the Sublease constitute the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises, and may not be amended or altered except by written agreement executed by both parties. This Amendment may be executed in one or more counterparts, each signed counterpart shall be deemed an original, and all counterparts together shall constitute a single, integrated agreement. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original document.

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IN WITNESS WHEREOF, the parties have entered into this Amendment effective as of the date stated above.

                                        SUBLANDLORD:

                                        F5 Networks, Inc., a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUBTENANT:

                                        Cell Therapeutics, Inc., a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------